EXHIBIT 5.1



                        LETTERHEAD OF SHEARMAN & STERLING





February 16, 2000

American National Can Group, Inc.
8770 W. Bryn Mawr Avenue
Chicago, IL  60631

Ladies and Gentlemen:

                  We have acted as special counsel to American National Can Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company on [February 16],2000 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 8,450,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), to be issued from time to time pursuant to the American National Can Group, Inc. Founder's Equity Plan, the American National Can Group, Inc. Long-Term Stock Incentive Plan, the American National Can Group, Inc. Stock Compensation Conversion Plan and the American National Can Group, Inc. Directors Stock Plan.

                  In so acting, we have examined the Registration Statement and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments as in our judgment are necessary or appropriate to be able to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

                  Based upon the foregoing, we are of the opinion that the shares of Common Stock to which the Registration Statement relates have been duly authorized and, when issued and delivered in accordance with the terms of the applicable plan and paid for in full in accordance with the terms of the applicable plan, will be validly issued, fully paid and non-assessable.

                  Our opinion expressed above is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        SHEARMAN & STERLING